EXHIBIT 10(nn)

[STATE OF                 STATE OF FLORIDA
 FLORIDA                  DEPARTMENT OF BUSINESS AND PROFESSIONAL REGULATION
 SEAL]                    ------------------------------------------------------
                          Lawton Chiles                      Richard T. Farrell
                            Governor                              Secretary

Sharon J. Hummerhielm, Vice President
The Deltona Corporation
999 Brickell Avenue, Suite 700
Miami, Florida 33131

RE:  The Deltona Corporation - DE00009781
     Material Change No. MC00005345
     Stock Sale/Sale of Receivables/Release of Liens/Lot Exchange Trust

Dear Ms. Hummerhielm:

This letter is in response to the material change request number MC00005345.

As the Division understands the material change request submitted by The Deltona Corporation ("Deltona"), Deltona intends to sell approximately 6.8 million shares of Common Stock ($1.00 par value) and use the proceeds to reduce their outstanding debt. To further reduce debt, Deltona will sell to its lenders $7.5 million in contracts receivable. Since these receivables are subject to a lien placed by the Division, Deltona has requested that the Division release the liens on all of their receivables and its mortgage on property in Marion Oaks and Sunny Hills. In place of these liens and mortgage, a Lot Exchange Trust Agreement will be executed that will set aside certain lots for purchasers whose contracts have been or will be breached.

Based on the information above and the assertions made by Deltona, the Divison does hereby grant conceptual approval of MC00005345. Final approval will be based upon receipt of all final and/or recorded documents, particularly those surrounding the sale of stock and sale of receivables.

THIS  APPROVAL  ONLY VERIFIES  YOUR  COMPLIANCE  WITH THE FILING AND  DISCLOSURE
-------------------------------------------------------------------------------
REQUIREMENTS  OF CHAPTER 498,  FLORIDA  STATUTES,  AND DOES NOT  CONSTITUTE  THE
-------------------------------------------------------------------------------
DIVISION'S ENDORSEMENT OF THE OFFERING, DEVELOPMENT, OR ANY REPRESENTATIONS MADE
-------------------------------------------------------------------------------
ABOUT THE SUBJECT OF THIS FILING.  THIS APPROVAL DOES NOT RELIEVE THE REGISTRANT
-------------------------------------------------------------------------------
OF ANY DUTY OR RESPONSIBILITY UNDER THE FLORIDA STATUTES,  THE RULES PROMULGATED
-------------------------------------------------------------------------------
BY THE DIVISION THEREUNDER, OR ANY APPLICABLE LAW.
-------------------------------------------------


Examined by:                            Sincerely,




/s/ Manny J. Bas                        /s/ James F. Mullins, Chief
-----------------------------           ---------------------------
Financial Examiner/Analyst II           Bureau of Land Sales Regulation

JEM/MJB

         DIVISION OF FLORIDA LAND SALES, CONDOMINIUMS AND MOBILE HOMES
                       BUREAU OF LAND SALES REGISTRATION
 NORTHWOOD CENTRE * 1940 NORTH MONROE STREET * TALLAHASSEE, FLORIDA 32399-1034
                 Telephone (904) 488-1122 * Fax (904) 921-5450